Exhibit 99.1


Smallcap Insights Audio Interview - Biophan Technologies, Inc.


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Disclaimer - approved by Trilogy Counsel

                                   Astra Gomez

The following interview of Biophan Technologies, Inc. may contain forward-looking statements regarding the company. Forward-looking statements describe plans or objectives for future operations, proposed products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Forward-looking statements discuss future events or conditions and not historical facts. You are cautioned not to rely unduly on forward looking statements. They give the company's expectations about the future and are not guarantees or predictions of future events, conditions or results. Forward looking statements speak only as of the date they are made, and the company does not undertake to update them to reflect changes that occur after that date. Additional information concerning factors that could cause actual results to differ from those in the forward looking statements are set forth in the company's most recent filings with the Securities and Exchange Commission, including its Form 10-K, Form 10-Qs and Form 8-Ks.

                                   Astra Gomez

           Hello, this is Astra Gomez for Smallcap Insights, the online source for expert information on high-growth smallcap investing.

           In today's edition of the Smallcap Insights Interview Series, I'll be talking with Michael Weiner, CEO of Biophan Technologies. Biophan Technologies is a developer of next-generation biomedical technology. Welcome Mike.


                                 Michael Weiner

           Hi, thank you.

                                   Astra Gomez

           Today, Biophan announced several new technology patents and patent applications. Please tell our listeners a bit about those and their importance.



                                 Michael Weiner

           Well, I'd be happy to. There are two new patents that have issued. One is for our thin film nanomagnetic particle coatings; it's one of our many patents in this area. It's an important one because it covers some ways of making the coatings and then some very special additional capabilities with these nanomagnetic coatings, for imaging under MRI and for making things visible and safe.

           In this case we also add patents for making the coatings themselves hydrophobic or hydrophilic, meaning they either will be water resistant or water absorbing. This is an important additional function of a coating in a medical device, it can have a lot of aspects of compatibility and how it sets up next to tissue. It was an important additional extension.

           This is part of our strategy to try to have not just a patent or two, but a market dominating thicket, they call it a patent thicket sometimes in the business of intellectual property, that will ensure that if someone partners with us on an exclusive basis they'll have a really strong position to defend their market turf as we build the market together. And if anyone infringes on our patents, it's very, very valuable to have more than one patent covering a particular area of practice. In fact, history shows that if you have four or more patents, that's really where you have the strength to be able to enforce your patents. We have quite a few more than four, as you know. We're up to 34 issued patents.

           The other new patent was issued to our German partners and it is a very exciting extension to their patents for Magnetic Resonance Imaging resonant circuits. These cover any type of imaging in MRI that would be enhanced whether or not it's nanomagnetic, or another means of creating a resonant circuit. We can build this into devices that are implanted in the body.

           But, this patent also covers whether the device can be folded, and most medical devices that are put in through minimally invasive surgery, such as stents and something else called vena cava filters, are put into the vascular system through the veins and arteries and they have to be folded.

           So having the broad patent for folding MRI visible devices really gives us a tremendously advantaged position.



                                   Astra Gomez

           I see, and according to the press release sent out earlier today, Biophan had also sent in several more patent applications, could you tell us about that?

                                 Michael Weiner

           We have 6 new patent applications that we've recently filed, bringing the total of the issued patents, and those that are allowed (which means that the patent office said they'll issue it soon) that's 8 more allowed on top of the 34 that have issued, and then we have 6 new patents that we've just recently filed.

           Again, this relates to staying several years ahead of the rest of the industry, so that as these new markets emerge for minimally invasive surgery and imageable devices, we're the dominant factor in the industry. That's our hope and so far we're probably over 100 patents ahead of everybody else in the industry, combined.


                                   Astra Gomez

           Great. Well Michael, thank you for taking the time to talk with us on this exclusive interview with Smallcap Insights.

                                 Michael Weiner

           Oh, you're welcome.

                                   Astra Gomez

           This has been a conversation with Michael Weiner, CEO of Biophan Technologies, Inc. in an edition of the Smallcap Insights Interview Series. Please check back with us again for more interviews with officers of high-growth public companies and other investment commentators.



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End Disclaimer - Approved by Trilogy Counsel

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